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                                                                     EXHIBIT 5.1

                               September 16, 1999






Waste Connections, Inc.
2260 Douglas Boulevard, Suite 280
Roseville, California 95661


Ladies and Gentlemen:

     We have acted as counsel for Waste Connections, Inc. (the "Company") in connection with its Registration Statement on Form S-3 filed on September 16, 1999, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 534,815 shares of the Company's Common Stock, $0.01 par value, to be sold by certain selling stockholders named in the Registration Statement. We are of the opinion that the shares being so registered for sale have been duly authorized and validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such Registration Statement.

                                           Very truly yours,

                                           SHARTSIS, FRIESE & GINSBURG LLP


                                           By   /s/ Carolyn S. Reiser
                                           Carolyn S. Reiser